SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) March 13, 1998
                              ------------------------



                          Federal Agricultural Mortgage Corporation
                   (Exact Name of Registrant as Specified in its Charter)

Federally chartered instrumentality
 of the United States                           0-17440      52-1578738
State or Other Jurisdiction of Incorporation   (Commission  (IRS Employer
                                               File Number)  Identification No.)

       919 18th Street, N.W., Suite 200, Washington, D.C.       20006

         (Address of Principal Executive Offices)              (Zip Code)


Registrant's telephone number, including area code:        (202) 872-7700
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                                    N/A
        (Former Name or Former Address, if Changed Since Last Report)





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Item 4.           Changes in Registrant's Certifying Accountant

      On March 13, 1998, the Federal Agricultural Mortgage Corporation (the "Registrant") determined not to re-engage its independent auditors, KPMG Peat Marwick LLP ("KPMG") and selected Arthur Andersen LLP ("AA") as its new independent auditors. The decision to retain AA and not to re-engage KPMG was recommended by the Audit Committee of the Board of Directors and was based upon proposals received from three major national accounting firms, including KPMG. The selection of AA is subject to ratification by the stockholders at the Registrant's Annual Meeting to be held on June 4, 1998.

      The reports of KPMG on the financial statements of the Registrant for each of the two fiscal years in the period ended December 31, 1996 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During each of the two fiscal years in the period ended December 31, 1997 and the subsequent interim period, there has been no disagreement between the Registrant and KPMG on any matter of accounting principles or practices, financial statements or disclosure, or auditing scope of procedure, which disagreement(s), if not resolved to the satisfaction of KPMG, would have caused the Registrant to make reference to the subject matter of the disagreement(s) in connection with this report.

      The Registrant did not, during its two most recent fiscal years consult AA regarding either: (i)(a) the application of accounting principles to a specific transaction, either completed or proposed, or (b) the type of audit opinion that might be rendered on the Registrant's financial statements; or (ii) any matter that was either the subject of a disagreement with KPMG or a "reportable event" (as defined in SEC regulations).

      The client-auditor relationship between the Registrant and KPMG will cease upon the filing of the Registrant's report on Form 10-K for the period ended December 31, 1997, together with KPMG's report thereon.

Item 7.   Financial Statements and Exhibits

      (a) Not applicable.

      (b) Not applicable.

      (c) Not applicable.



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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     FEDERAL AGRICULTURAL MORTGAGE CORPORATION
                              (Registrant)


                                    By:
                                          Michael T. Bennett
                                          Vice President


Date: March 20, 1998